Management Advisory Agreement This Management Advisory Agreement (the "Agreement") is entered into by and between NAVER WEBTOON Ltd. ("Party A") and Chankyu Park ("Party B") for the purpose of setting forth the terms and conditions under which Party B shall provide management advisory services to Party A. Article 1 (Purpose) The purpose of this Agreement is to set forth the rights and obligations of Party A and Party B, as well as matters relating to their cooperation, with respect to Party A's engagement of Party B to provide advisory services on the overall management of Party A as set forth in Article 2 of this Agreement, to facilitate the successful performance of such advisory services based on mutual trust. Article 2 (Scope of Services) The scope of the advisory services to be provided by Party B to Party A shall be as follows: 1. Advising on overall management issues arising from time to time in the course of Party A's business operations; 2. Advising on Party A's corporate policy direction relating to the technology aspects of the domestic and international content industry; and 3. Providing such other advisory services as may be requested by Party A and deemed necessary in connection with the services under this Agreement. Article 3 (Compensation and Expenses) ① The advisory fee shall be KRW 320,000,000 per year. Party A shall pay the monthly advisory fee, calculated by dividing the annual advisory fee into twelve (12) equal installments, by depositing such amount into the bank account designated by Party B no later than the 25th day of each month. Applicable taxes, including income tax and local income tax, shall be withheld and deducted prior to payment. ② Any reasonable expenses and costs incurred by Party B in connection with the advisory services shall be reimbursed separately by Party A. The scope of such expenses and costs shall be determined by mutual agreement between Party A and Party B. Article 4 (Term) The term of this Agreement shall be from June 1, 2026 to May 31, 2027 (12 months) . Article 5 (Good Faith and Cooperation) ① Party B shall perform the services entrusted by Party A in good faith and with the duty of care of a prudent manager, and shall comply with all applicable laws and regulations, Party A's Articles of Incorporation, and all internal rules and regulations applicable to the officers of Party A. ② Party A and Party B shall cooperate with each other to the extent reasonably necessary to ensure the smooth performance of the advisory services under this Agreement. Article 6 (Confidentiality) ① Party B shall not disclose to any third party or use for any purpose other than the performance of this Agreement, any confidential business or financial information of Party A acquired in the course of performing the services under this Agreement. This restriction shall not apply where Party A has given its prior written consent or where disclosure is required by applicable law. ② Party B shall not disclose or use any information relating to this Agreement, including the existence of this Agreement and the details of the services performed hereunder, without the prior written consent of Party A. Such prohibited disclosure or use includes, without limitation, disclosure or use for promotional purposes in connection with Party B's own business. Even where Party A has consented to such disclosure or use, Party B shall not disclose or use any false, misleading, or exaggerated information. ③ The confidentiality obligations set forth in Sections 1 and 2 of this Article shall survive the expiration or termination of this Agreement. 뒷면 계속

Management Advisory Agreement Article 9 (Termination) ① If either Party A or Party B breaches this Agreement or any separate agreement entered into pursuant to this Agreement without justifiable cause, the non-breaching party may require the breaching party to perform its obligations or remedy such breach within a reasonable period of time. If the breaching party fails to do so within such reasonable period, the non-breaching party may terminate this Agreement. ② If, during the term of this Agreement, Party B becomes an officer or employee of another company or commences his or her own business, Party B shall notify Party A thereof at least thirty (30) days in advance. Party A may terminate this Agreement with effect from the date on which such event occurs. If this Agreement is terminated during the course of a calendar month, the advisory fee under Article 3, Section 1 shall be paid calculated on a pro rata basis through the last day on which Party B performed the services. ③ As of the earlier of (i) the date of termination of this Agreement (which, in the case of Section 1, shall mean the date on which the party entitled to terminate this Agreement notifies the other party of its intention to exercise such termination right, and, in the case of Section 2, shall mean the date on which the relevant ground for termination arises) and (ii) the expiration date of the term of this Agreement, all rights granted to Party B with respect to any Stock Options or Restricted Stock Units shall be irrevocably forfeited. ④ If, during the term of this Agreement, Party B exercises any Stock Options or any Restricted Stock Units become vested while Party B is serving as an officer or employee of another company or operating his or her own business, Party B shall repay to Party A an amount equivalent to the value of such exercised or vested equity compensation. Party A may demand such repayment at any time after becoming aware of the foregoing circumstances, and Party A's right to claim such repayment shall survive the expiration or termination of this Agreement. Article 10 (Miscellaneous) ① Any matters not expressly provided for in this Agreement shall be determined by mutual agreement between Party A and Party B in accordance with applicable laws and regulations and generally accepted commercial practices. ② In the event of any dispute arising out of or in connection with this Agreement, Party A and Party B shall endeavor to resolve such dispute amicably through mutual consultation. Any dispute that cannot be resolved amicably shall be subject to the exclusive jurisdiction of the Seoul Central District Court. This Agreement has been executed in two (2) originals, each of which shall be retained by Party A and Party B, respectively. Party B Date of Birth: April 6, 1975 Name: Chankyu Park (signature) May 4, 2026 Party A I hereby acknowledge that I have entered into this Management Advisory Agreement with NAVER WEBTOON Ltd. based on mutual trust and good faith under the terms and conditions set forth above, and that I have received a duly executed copy of this Agreement. Article 8 (Amendment) If it becomes necessary to amend this Agreement, in whole or in part, the Parties may do so by mutual written agreement. Unless otherwise agreed by the Parties, any such amendment shall become effective on the day following the date of such agreement. Article 7 (Assignment) Neither Party A nor Party B may assign, transfer, pledge, grant as security, or otherwise dispose of any of its rights or obligations under this Agreement to any third party without the prior written consent of the other party. NAVER WEBTOON Ltd. CEO Junkoo Kim